UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  ------------

                              Fonix Corporation
           (Exact name of registrant as specified in its charter)
                                 ------------

         Delaware                                           22-2994719
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)



                       9350 SOUTH 150 EAST, SEVENTH FLOOR
                                SANDY UTAH 84070
                                 (801) 553-6600

              (Address of Principal Executive Offices and Zip Code
                         and Telephone Number of Issuer)


                        Consultant Compensation Contracts

                            (Full Title of the Plan)
                        --------------------------------


                   Roger D. Dudley, Executive Vice President and
                             Chief Financial Officer
                                Fonix Corporation
                       9350 SOUTH 150 EAST, SEVENTH FLOOR
                                SANDY UTAH 84070
                                 (801) 553-6600
            (Name, address and telephone number, including area code,
                              of agent for service)

                                   Copies to:
                             Jeffrey M. Jones, Esq.
                          Durham, Jones & Pinegar, P.C.
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111
                                 (801) 415-3000




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

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                  Proposed           Proposed
                                                                  Maximum            Maximum
                                         Amount                   Aggregate          Aggregate          Amount of
Title of Class of Securities             To be                    Price              Offering           Registration
to be Registered                         Registered (1)           Per Share(2)       Price              Fee
----------------------------------------------------------------------------------------------------------------------

Class A Common Stock,                    800,000 shares (3)        $0.50            $   400,000          $     51
$0.0001 par value per share

Class A Common Stock,                    900,000 shares (3)        $0.50            $   450,000          $     57
$0.0001 par value per share

TOTAL                                  1,700,000 shares (3)        $0.50            $   850,000          $    108

----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) The fee was estimated pursuant to Rule 457(c) under the Act on the basis of the average of the bid and asked price of Fonix's Class A common stock as reported on the OTC Bulletin Board on February 6, 2004.

(3) Consisting of Class A Common shares, par value $.0001 per share, subject to stock awards to be granted to consultants and legal counsel.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of this Registration Statement will be mailed or otherwise delivered to employees and consultants as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed with the SEC by Fonix Corporation (the "Company") are incorporated herein by reference:

         (a) Quarterly Report on Form 10-Q for the nine months ended September 30, 2003, filed with the Commission November 18, 2003.

         (b) Quarterly Report on Form 10-Q for the six months ended June 30, 2003, filed with the Commission August 19, 2003.

         (c) Quarterly Report on Form 10-Q for the three months ended March 31, 2003, filed with the Commission May 16, 2003.

         (d) Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 31, 2003

         (e) Quarterly Report on Form 10-Q for the three months ended March 31, 2002, filed with the Commission May 9, 2002.

         (f) Current Report on Form 8-K filed with the Commission June 10, 2002., relating to related party transactions.

         (g) Current Report on Form 8-K filed with the Commission on July 17, 2002, relating to a change in our certifying public accountant.

         (h) Quarterly Report on Form 10-Q for the six months ended June 30, 2002, filed with the Commission August 9, 2002.

         (i) Amended Quarterly Report on Form 10-Q/A for the six months ended June 30, 2002, filed with the Commission August 30, 2002.

         (j) Amended Quarterly Report on Form 10-Q/A for the six months ended June 30, 2002, filed with the Commission September 13, 2002.

         (k) Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2001, filed with the Commission on December 18, 2002

         (l) Amended Quarterly Report on Form 10-Q/A for the three months ended March 31, 2002, filed with the Commission December 18, 2002.

         (m) Amended Quarterly Report on Form 10-Q/A for the six months ended June 30, 2002, filed with the Commission December 18, 2002.

         (n) Amended Quarterly Report on Form 10-Q/A for the nine months ended September 30, 2002, filed with the Commission December 18, 2002.

         (o) Description of the class of securities of the Company to be offered, (incorporated by reference to the Registration Statement of the Company previously filed, pursuant to which the class of Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended).

         All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

               The law firm of Durham, Jones & Pinegar, P.C. (the "Firm"), Salt Lake City, Utah, counsel to the Company, has rendered an opinion attached as an exhibit hereto with respect to the legality of the shares of Common Stock to be registered herein. This Registration Statement includes the registration of up to 900,000 shares of Common Stock granted by the Company to Jeffrey M. Jones, a nominee of the Firm, at a value of $0.17 per share.


Item 6.           Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware, together with
Article VII, Section 7, of the Bylaws of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the General Corporation Law and in the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Bylaws. See Article VII, Section 7 of the Company's Bylaws, which is incorporated herein by reference and which qualifies the foregoing summary statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

4(a)   --         Nonexclusive Independent Consulting Agreement between Fonix
                  Corporation and Leon Elliot, dated as of September 17,
                  2003(filed herewith).

4(b)   --         Nonexclusive Independent Consulting Agreement between Fonix
                  Corporation and Dawn Van Zant, dated as of September 17,
                  2003(filed herewith).

4(c)   --         Certificate of Resolution of Board of Directors of Fonix
                  Corporation, adopted September 29, 2003.

5      --         Opinion of Durham, Jones & Pinegar, P.C. regarding validity of
                  Common Stock issuable pursuant to the three nonexclusive independent consulting agreements.

23(a)  --         Consent of Hansen Barnett & Maxwell

23(b)  --         Consent of Durham, Jones & Pinegar, P.C. (included in the
                  opinion filed as Exhibit 5 to this Registration Statement).

Item 9.           Undertakings.

(a) The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on February 9, 2004.

                                FONIX CORPORATION


                           By    /s/ Roger D. Dudley
                                -------------------------------
                                 Roger D. Dudley
                                 Chief Financial Officer




                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger D. Dudley, his attorney-in-fact, with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


         Signature          Title                     Date



/s/ Thomas A. Murdock       CEO, President,               February 9, 2004
------------------------
Thomas A. Murdock           Chairman and Director
                            (Principal Executive
                             Officer)


/s/ Roger D. Dudley         Chief Financial Officer       February 9, 2004
--------------------------
Roger D. Dudley             Executive Vice
                            President, and Director
                            (Principal Financial
                             Officer)


/s/ William A. Maasberg Jr. Director                      February 9, 2004
-------------------------
William A. Maasberg, Jr.

                                  EXHIBIT INDEX


Exhibits

4(a)   --         Nonexclusive Independent Consulting Agreement between Fonix
                  Corporation and Leon Elliot, dated as of September 17,
                  2003(filed herewith).

4(b)   --         Nonexclusive Independent Consulting Agreement between Fonix
                  Corporation and Dawn Van Zant, dated as of September 17,
                  2003(filed herewith).

4(c)   --         Certificate of Resolution of Board of Directors of Fonix
                  Corporation, adopted September 29, 2003

5      --         Opinion of Durham, Jones & Pinegar, P.C. regarding validity of
                  Common Stock issuable pursuant to the three nonexclusive independent consulting agreements.

23(a)  --         Consent of Hansen Barnett & Maxwell


23(b)  --         Consent of Durham, Jones & Pinegar, P.C. (included in the
                  opinion filed as Exhibit 5 to this Registration Statement).




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